UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): February 22, 2006

                            SHUMATE INDUSTRIES, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        000-30291                                        65-0735872
(Commission File Number)                 (I.R.S. Employer Identification Number)

                       12060 FM 3083, Conroe, Texas 77301
          (Address of Principal Executive Offices, including Zip Code)

                                 (936) 441-5100
              (Registrant's Telephone Number, including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On February 22, 2006, Shumate Industries, Inc. (the "Company") sold 3,333,333 shares of its common stock, par value $0.001 per share ("Common Stock") to institutional and accredited retail investors ("Investors") in a private offering (the "Offering") pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Company intends to use the net proceeds from the financing to launch its new Hemiwedge(R) Valve technology, working capital and general corporate purposes. First Montauk Securities Corporation ("First Montauk"), an NASD member firm, acted as placement agent in connection with the sale of 2,500,000 shares of Common Stock and the Company placed the remaining 833,333 shares of Common Stock. The purchase price per share of Common Stock was $0.60. First Montauk received $165,000 in commissions and 250,000 warrants ("Warrants") to purchase shares of Common Stock at an exercise price of $0.63 per share. The Company also paid legal fees of $10,000 to counsel for First Montauk. The net proceeds of this offering to the Company after the payment of commissions, fees and other expenses of the offering were approximately $1,810,000.

The following describes certain of the material terms of the financing transaction with the Investors. The description below is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K:

Registration Rights. Pursuant to the terms of a Registration Rights Agreement between the Investors and the Company, the Company is obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not available another appropriate form) registering the resale of shares of the Company's Common Stock. The Company is required to file the registration statement within 30 days of the filing of its Form 10-KSB for the year ended December 31, 2005, but no later than April 30, 2006. If the registration statement is not timely filed or if the registration is suspended other than as permitted, in the Registration Rights Agreement, the Company will be obligated to pay each Investor a fee equal to 1.0% of such Investor's purchase price of the Common Stock for each 30 day period (pro rated for partial periods), that such registration conditions are not satisfied.

Right of First Refusal. Subject to certain conditions, the Company has granted the Investors a right of first refusal, for a period of one (1) year from the effective date of the registration statement required to be filed in connection with this transaction, to participate in any subsequent financing that the Company conducts.


Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of Common Stock and Warrants.


Item 7.01. Regulation FD Disclosure.

On February 23, 2006, the Company issued a press release announcing the sale of 3,333,333 shares of Common Stock as described in Item 1.01 above.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.26 Form of Securities Purchase Agreement entered into by and between the Company and the purchasers

10.27       Form of Registration Rights Agreement

10.28 Form of Warrant to purchase up to 250,000 shares of common stock dated February 22, 2006

99.1 Press Release of the Company, dated February 23, 2006, with respect to the sale of 3,333,333 shares of the Company's common stock

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SHUMATE INDUSTRIES, INC.


Date: February 23, 2006                 By: /s/ Matthew C. Flemming
                                            ------------------------------------
                                        Name: Matthew C. Flemming
                                        Title: Chief Financial Officer,
                                        Treasurer, Secretary and Executive Vice
                                        President